Exhibit 5.1

January 30, 2014

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, Texas 75251

Re: EXCO Resources, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling shareholders, as described in the Registration Statement, of up to 135,349,733 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion expressed herein is limited to the laws of the State of Texas, including the statutory provisions and reported judicial decisions interpreting the laws of the State of Texas.

In our capacity as your counsel, we have examined originals or copies, certified otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Third Amended and Restated Articles of Incorporation of the Company and any amendments thereto to date, (iii) the Second Amended and Restated Bylaws of the Company as amended to date, (iv) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement and related matters, (v) a specimen of the Company’s common stock certificate, (vi) a certificate executed by an officer of the Company, dated as of the date hereof and (vi) such other records, documents and instruments of the Company as we have deemed necessary for the purpose of this opinion.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing under Texas Law; (ii) the Registration Statement and any amendments thereto remain effective and any post-effective amendments will have become effective; (iii) if necessary, a Prospectus Supplement (the “Prospectus Supplement”) under the Securities Act will have been prepared and filed with the Commission properly describing any underwritten offering of the Shares; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered (or deemed to be delivered) to the purchaser of the Shares as required in accordance with applicable law; (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vii) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the selling shareholders and the other parties thereto and will be enforceable obligations of the parties thereto.

Based on the foregoing, and subject to assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that any Shares that may be sold by the selling shareholders are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder promulgated by the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP